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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2002

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Item 5—Other Events

Share Purchase and Assignment Agreement with IUT-Berlin

        On December 23, 2002, Isonics Corporation ("Isonics") entered into an agreement to acquire an option from a non-related entity to increase its interest from 6% in Institut fur Umwelttechnologien GmbH ("IUT-Berlin") to approximately 35%. Isonics paid $50,000 for the option and if exercised, will have to pay an additional $450,000 by the end of February 2003.

Item 7. Financial Statements and Exhibits

(a)
Financial statements of businesses acquired. Not applicable.

(b)
Pro forma financial statements. Not applicable.

(c)
Exhibits:

1.
Share Purchase and Assignment Agreement dated December 23, 2002 between Isonics Corporation and Institut fur Umwelttechnologien GmbH (included herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of February 2003.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 5—Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES